UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 21, 2011

Harmony Metals, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6538 Collins Avenue, Suite 476
Miami, Florida  33141
(Address of Principal Executive Offices including Zip Code)

(501) 639-1909
(Registrant’s Telephone Number, including Area Code)

55 Gilbert Street
San Francisco, California  94103
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Roudy Ambroise, a director of the Company, resigned on April 21, 2011.  Mr. Ambroise has stated in his letter of resignation that his resignation does not in any way imply or infer any dispute or disagreement with the Company or its management relating to the Company’s operations, policies or practices.

Item 8.01        Other Events

On April 22, 2011, the Company repurchased 40,000 shares of common stock of the Company (the “Shares”) issued to Roudy Ambroise for a purchase price in the amount of Two Hundred Dollars ($200).  As a result thereof, Roudy Ambroise no longer owns any shares of capital stock of the Company.  In connection with this transaction, the Company entered into a letter agreement with Roudy Ambroise dated April 22, 2011, which is governed by Florida law.  Pursuant thereto, Roudy Ambroise represented and warranted that he had good and valid title to the Shares, free and clear of any liens, claims or encumbrances thereon.  The aforementioned letter agreement is attached hereto as Exhibit 10.2 to this report.

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibits	Description

Exhibit 10.1	Letter Agreement dated April 22, 2011 between Roudy Ambroise and the registrant

Exhibit 99.1	Letter of resignation – Roudy Ambroise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY METALS, INC.
(Registrant)

Dated:   April 26, 2011

By:  /s/ Olivia G. Ruiz
      Olivia G. Ruiz
              Chief Executive Officer, President and Treasurer

Harmony Metals, Inc.

Index to Exhibits

Exhibits	Description

Exhibit 10.1	Letter Agreement dated April 22, 2011 between Roudy Ambroise and the registrant

Exhibit 99.1	Letter of resignation – Roudy Ambroise